Exhibit 3.1

BEHRINGER HARVARD OPPORTUNITY REIT I, INC.

ARTICLES OF DISSOLUTION

Behringer Harvard Opportunity REIT I, Inc., a Maryland corporation (the “Company”), hereby certifies to the State Department of Assessments and Taxation of Maryland that:

FIRST: The name of the Company is as set forth above, and the address of the principal office of the Company in the State of Maryland is c/o CSC-Lawyers Incorporating Service Company, 7 St. Paul Street, Suite 820, Baltimore, Maryland 21202.

SECOND: The name and address of the resident agent of the Company in the State of Maryland, who shall serve for one year after dissolution and thereafter until the affairs of the Company are wound up, are: CSC-Lawyers Incorporating Service Company, 7 St. Paul Street, Suite 820, Baltimore, Maryland 21202.

THIRD: The name and address of each director of the Company are as follows:

Name	Address
Barbara C. Bufkin	c/o Behringer Harvard Opportunity REIT I, Inc. 14675 Dallas Parkway, Suite 600 Dallas, TX 75254

Michael D. Cohen	c/o Stratera Services, LLC 14675 Dallas Parkway, Suite 600 Dallas, TX 75254

Terry L. Gage	c/o Behringer Harvard Opportunity REIT I, Inc. 14675 Dallas Parkway, Suite 600 Dallas, TX 75254

Steven J. Kaplan	c/o Behringer Harvard Opportunity REIT I, Inc. 14675 Dallas Parkway, Suite 600 Dallas, TX 75254

FOURTH: The name, title and address of each officer of the Company are as follows:

Name	Title	Address

Mitchell C. Hochberg	Chief Executive Officer and President	c/o The Lightstone Group 1985 Cedar Bridge Avenue, Suite 1 Lakewood, NJ 08701

Donna Brandin	Chief Financial Officer, Senior Vice President, Treasurer, and Assistant Secretary	c/o The Lightstone Group 1985 Cedar Bridge Avenue, Suite 1 Lakewood, NJ 08701

Terri Warren Reynolds	Senior Vice President - Legal, General Counsel and Secretary	c/o The Lightstone Group 1985 Cedar Bridge Avenue, Suite 1 Lakewood, NJ 08701

FIFTH: The dissolution of the Company has been approved in the manner and by the vote required by law and the charter of the Company, as follows:

(a)                The Board of Directors of the Company, at a duly held meeting, adopted resolutions, among other related items (i) approving the sale of all of the Company’s assets and the Company’s dissolution in accordance with the plan of complete liquidation and dissolution of the Company (the “Plan of Liquidation”), pending the approval of the Company’s stockholders; (ii) determining that the terms and conditions of the Plan of Liquidation are fair to the Company’s stockholders, advisable and in best interests of the Company; (iii) approving the Plan of Liquidation; and (iv) directing that the Plan of Liquidation, the sale of all of the Company’s assets and the Company’s dissolution in accordance with the Plan of Liquidation be submitted for consideration by the Company’s stockholders at the Company’s annual meeting of stockholders.

(b)                The stockholders of the Company, at a duly held meeting, approved the sale of all of the Company’s assets and the Company’s dissolution pursuant to the Plan of Liquidation as so proposed by the Board of Directors of the Company.

SIXTH: On January 19, 2018, notice of the approved dissolution of the Company, as required by Section 3-404 of the Maryland General Corporation Law, was mailed to all known creditors of the Company.

SEVENTH: The Company is hereby dissolved.

EIGHTH: The undersigned acknowledges these Articles of Dissolution to be the corporate act of the Company and as to all matters or facts required to be verified under oath, the undersigned acknowledges that to the best of his knowledge, information and belief, these matters and facts are true in all material respects and that this statement is made under the penalties for perjury.

IN WITNESS WHEREOF, the Company has caused these Articles of Dissolution to be signed in its name and on its behalf by its President and attested by its Secretary on this 5th day of February 2018.

ATTEST:		BEHRINGER HARVARD OPPORTUNITY REIT I, INC.

By:	/s/ Donna Brandin	By:	/s/ Mitchell C. Hochberg
Name: Donna Brandin Title: Assistant Secretary		Name: Mitchell C. Hochberg Title: Chief Executive Officer and President

THE UNDERSIGNED, hereby consents to act as resident agent in Maryland for the entity named in the attached instrument.

CSC-Lawyers Incorporating Service Company

By:	/s/ Sylvia M. Buxbaum
Name: Sylvia M. Buxbaum
Title: Authorized Representative
Date: 2-8-2018

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